Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, R. Eric Chadwick, Chief Executive Officer and President of Flaherty & Crumrine Preferred Income Fund Incorporated (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 1-26-2017	/s/ R. Eric Chadwick
R. Eric Chadwick, Chief Executive Officer and President
(principal executive officer)

I, Bradford S. Stone, Chief Financial Officer, Treasurer and Vice President of Flaherty & Crumrine Preferred Income Fund Incorporated (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 1-26-2017	/s/ Bradford S. Stone
Bradford S. Stone, Chief Financial Officer,
Treasurer and Vice President
(principal financial officer)